UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
January 7, 2021
Date of Report (date of earliest event reported)
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CLOUDERA, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-38069	26-2922329
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
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5470 Great America Parkway
Santa Clara, CA 95054
(Address of principal executive offices and zip code)

(650) 362-0488
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.00005 per share	CLDR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 7, 2021, the Board of Directors (the “Board”) of Cloudera, Inc. (the “Company”) elected Gary Hu to the Board effective immediately. Mr. Hu is a director designated by Icahn Enterprises, L.P. (“Icahn Enterprises”) in accordance with the Voting and Standstill Agreement between the Company and Icahn Enterprises and certain of its affiliates, dated August 12, 2019. Mr. Hu replaces Nicholas Graziano, who had been an Icahn Enterprises designee and resigned from the Company’s Board of Directors, effective January 7, 2021. Jesse Lynn continues as the other Icahn Enterprises board designee. Mr. Hu will serve as a member of the class of directors serving until the Company’s 2021 annual meeting of stockholders, or until his earlier death, resignation or removal.

Mr. Hu currently serves as a Portfolio Manager of Icahn Capital L.P. (“Icahn Capital”), the investments arm of Icahn Enterprises, which is a diversified holding company. Prior to joining Icahn Capital in 2020, he held investment management roles at Silver Point Capital, a credit focused investment fund, and Stockbridge Investors, the public securities affiliate of Berkshire Partners, a leading middle market private equity firm. Mr. Hu graduated summa cum laude from the University of Pennsylvania with a BS Econ in Finance and Accounting from the Wharton School and a BAS in Computer Science from the School of Engineering and Applied Sciences

As a non-employee director, Mr. Hu will receive compensation in accordance with the Company’s non-employee director compensation program. Pursuant to this program, upon the effective date of his appointment to the Board, Mr. Hu received an award of restricted stock units with a grant date fair value of $230,000 (the “Initial Award”), which will vest fully on June 15, 2021. Mr. Hu will be eligible for annual cash retainers in the amount of $35,000 for service as a member of the Board. Mr. Hu will also enter into an indemnification agreement with the Company consistent with the form agreement executed with each of the Company’s current officers and directors.

Mr. Graziano’s resignation was not a result of any disagreement with the Company or any matter relating to the Company’s operations, policies (including accounting or financial policies) or practices. In addition, in connection with Mr. Graziano’s resignation from the Board, all of Mr. Graziano’s outstanding equity awards from the Company shall accelerate and vest in full.

Item 9.01 - Financial Statements and Exhibits

Number	Description
99.1	Press release, dated January 7, 2021
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 7, 2021	CLOUDERA, INC.

	By:	/s/ David Howard
	Name:	David Howard
	Title:	Chief Legal Officer